Exhibit 99.3

SRM Entertainment Limited
Condensed Balance Sheets
As of September 30, 2020 and 2019 (Unaudited)
	September 30, 2020	September 30, 2019

Assets

Cash	$100,464	$210,414

Inventory	154,699	128,681
Accounts receivable	400,092	401,748
Prepaid expenses	29,130	114,376
Accounts receivable from related party		2,215,726
Other	147,885	76,855
Total current assets	832,270	3,147,800

Fixed assets, net of accumulated depreciation	19,299	56,049
		—
		—
Total assets	$851,569	$3,203,849

Liabilities and Shareholders’ Equity

Accounts Payable	958,235	1,092,806
Accounts payable to related party	571,235
Accrued liabilities	145,756	107,803
Total current Liabilities	1,675,226	1,200,609

Long-term liabilities	—	—
Total liabilities	1,675,226	1,200,609

	—	—
Common Stock, two shares issued and outstanding as of September 30, 2020 and 2019, respectively
Additional paid-in capital	(1,333,736)	429,347

Accumulated earnings (deficits)	510,079	1,573,893
Total Shareholders’ Equity	(823,657)	2,003,240

Total Liabilities and Shareholders’ Equity	$851,569	$3,203,849

The accompanying notes are an integral part of these unaudited financial statements

1

SRM Entertainment Limited
Condensed Statement of Operations
For the Nine Months Ended September 30, 2020 and 2019
(Unaudited)

	For the Nine Months Ended September 30,
	2020	2019
Revenue
Sales	$2,419,401	$5,707,531
Cost of Sales	1,968,890	4,169,086
Gross profit	450,511	1,538,445

Operating expense
General and administrative expenses	1,079,703	1,040,970
Operating income	(629,192)	497,475

Other income (expense)
Interest income		709

Total income (expense)	—	709

Net loss before tax	(629,192)	498,184
Income tax expense	—	74,200
Net income loss	$(692,192)	$423,984

The accompanying notes are an integral part of these unaudited financial statements

2

SRM Entertainment Limited
Condensed Statement of Changes in Stockholder’s Equity (Deficit)
For the Nine Months Ended September 30, 2020 and 2019
(Unaudited)

	September 30, 2020			September 30, 2019
	Share	Accumulated	Total	Share	Accumulated	Total
	Capital	Earnings		Capital	Earnings
		(Deficit)			(Deficit)

Balance, Beginning of period	$(1,333,736)	$1,139,275	$(194,461)	$429,347	$1,149,909	$1,579,256

Net income loss		(629,196)	(629,196)		423,984	423,984

Balance, end of period	$1,333,736	$510,079	$(823,657)	$429,347	$1,573,893	$2,003,240

The accompanying notes are an integral part of these unaudited financial statements

3

SRM Entertainment Limited
Condensed Statement of Cash Flows
For the Nine Months Ended September 30, 2020 and 2019 (Unaudited)
	For the nine Months September 30, 2020	For the nine Months Ended September 30, 2019
Cash flows from operating activities:
Net (loss)	$(629,196)	$423,984
Adjustments to reconcile net income to net cash provided by (used in) operating activities:

Depreciation	36,750	23,814
Changes in current operating assets and liabilities:
Prepaid expenses	2,537	(67,095)
Accounts receivable	283,060	150,484
Inventory	(27,960)	(49,787)
Other assets		(76,855)
Accounts payable	(406,669)	232,369
Accrued liabilities	36,149	(83,581)
Accounts receivable/payable from related party	627,308	(924,547)
Net cash (used in) operating activities	(78,021)	(371,214)

Cash and cash equivalents at the beginning of the period	178,485	581,628

Cash and cash equivalents at the end of the period	$100,464	$210,414

The accompanying notes are an integral part of these unaudited financial statements

4

SRM Entertainment Limited

Notes to Financial Statements

For the Nine Months Ended September 30, 2020 and 2019

Note 1 - Organization and Business Operations

The Company is a private limited company incorporated in Hong Kong. Its parent company is Vinco Ventures, Inc. formerly known as Edison Nation, Inc., a Nevada corporation. The address of registered office as well as the principal place of business of the company is Unit 1112, 11/F., Peninsula Centre, 67 Mody Road, Tsimshatsui, Kowloon, Hong Kong.

The principal activity of the Company is the trading of toys.

Subsequent to September 30, 2020 the Company was acquired by Jupiter Wellness, Inc., a Delaware corporation.

Note 2 - Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of US Securities and Exchange Commission (“SEC”) for interim financial statements. The financial statements have been prepared to eliminate intercompany and related party transaction with its former parent company and its affiliates.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with a maturity of three months or less when purchased to be cash and equivalents for purposes of the statement of cash flows. There were no cash equivalents as of September 30, 2020 and 2019.

Inventory

Inventories are stated at the lower of cost or market. The Company periodically reviews the value of items in inventory and provides write-downs or write-offs of inventory based on its assessment of market conditions. Write-downs and write-offs are charged to cost of goods sold. Inventory is based upon the average cost method of accounting.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

5

Revenue Recognition

The Company generates its revenue from the sale of its products directly to the end user or distributor (collectively the “customer”).

The Company recognizes revenues by applying the following steps in accordance with FASB Accounting Standards Codification 606 “Revenue from Contracts with Customers” (“ASC 606”). Under ASC 606, revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

•	identify the contract with a customer;

•	identify the performance obligations in the contract;

•	determine the transaction price;

•	allocate the transaction price to performance obligations in the contract; and

•	recognize revenue as the performance obligation is satisfied.

Revenue from the sales of good is recognized when the customer takes possession of and accepts the products. If the products are a partial fulfilment of a contract covering other goods and/or services, then the amount of revenue recognized is an appropriate proportion of the total transaction price under the contract, allocated between all the goods and services promised under the contract on a relative stand-alone selling price basis.

 Accounts Receivable and Credit Risk

Accounts receivable are generated from sales of the Company’s products. The Company provides an allowance for doubtful collections, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions.

Foreign Currency Translation

Assets and liabilities in foreign currencies are translated using the exchange rate at the balance sheet date, while revenue and expense accounts are translated at the average exchange rates prevailing during the period. Equity accounts are translated at historical exchange rates. Gains and losses from foreign currency transactions and translation for the nine months ended September 30, 2020 and 2019 and the cumulative translation gains and losses as of September 30, 2020 and 2019 were not material.  The exchange rates at the balance sheet date and average rate during the period are as follow:

	9/30/20	12/31/19
Exchange rate at Balance Sheet date	7.77500	7.8423
Average exchange rate for the period	7.7575	7.8396

6

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Recent Accounting Pronouncements

In June 2018, the FASB issued ASU 2018-07, which simplifies the accounting for non-employee share-based payment transactions. The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The standard will be effective for us in the first quarter of our fiscal year 2020, although early adoption is permitted (but no sooner than the adoption of Topic 606). The Company has adopted this standard beginning January 1, 2019. The adoption of this standard has not had a significant impact on the Company’s results of operations, financial condition, cash flows, and financial statement disclosures.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). ASU 2014-09 will supersede virtually all existing revenue guidance. Under this update, an entity is required to recognize revenue upon transfer of promised goods or services to customers, in an amount that reflects the expected consideration received in exchange for those goods or services. As such, an entity will need to use more judgment and make more estimates than under the current guidance. ASU 2014-09 is to be applied retrospectively either to each prior reporting period presented in the financial statements, or only to the most current reporting period presented in the financial statements with a cumulative effect adjustment to retained earnings. The Company has elected to apply the impact (if any) of applying ASU 2014-09 to the most current reporting period presented in the financial statements with a cumulative effect adjustment to retained earnings.

In February 2016, Topic 842, “Leases” was issued to replace the leases requirements in Topic 840, “Leases”. The main difference between previous GAAP and Topic 842 is the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. A lessee should recognize in the balance sheet a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. If a lessee makes this election, it should recognize lease expense for such leases generally on a straight-line basis over the lease term. The accounting applied by a lessor is largely unchanged from that applied under previous GAAP. Topic 842 will be effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual periods and is to be retrospectively applied. The Company has adopted this standard beginning January 1, 2019. The adoption of this standard has not had a significant impact on the Company’s results of operations, financial condition, cash flows, and financial statement disclosures.

7

Note 3 - Accounts Receivable

As of September 30, 2020 and 2019, the Company had accounts receivable of $400,092 and $401,748, respectively.

Note 4 - Prepaid Expenses

As of September 30, 2020 and 2019, the Company had prepaid expenses of $29,130 and $114,376, respectively.

Note 5 - Inventory

As of September 30, 2020 and 2019, the Company had inventory of $154,699 and $128,681, consisting of finished goods.

Note 6 - Capital Structure

Share Capital - The Company’s authorized number of shares of common shares issued and outstanding is two (2) shares. The issued and outstanding shares of Common Stock are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Note 7 - Subsequent Events

On November 30, 2020, Jupiter Wellness, Inc., a Delaware corporation (“Jupiter”), entered into and closed on a share exchange agreement with the Company, pursuant to which the Jupiter acquired 100% of the shares of the Company’s common stock from its Shareholders in exchange for 200,000 shares of the Company’s common stock, valued at $1,040,000.

In accordance with ASC Topic 855-10, the Company has analyzed its operations subsequent to September 30, 2020 to the date these financial statements were issued, and has determined that it does not have any additional material subsequent events to disclose in these financial statements.

8